Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

ELECTRA BATTERY MATERIALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In U.S. Dollars

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common shares, without par value, issuable upon the conversion of 8.99% senior secured convertible notes due February 2028	457(c)	45,061,689	1.8895	(2)	85,144,062	0.00011020	9,383
Equity	Common shares, without par value, issuable upon exercise of warrants	457(g)	10,796,054	1.8895	(3)	20,399,144	0.00011020	2,248

	Total Offering Amounts					$105,543,205.40		$11,631
	Total Fees Previously Paid							—
	Total Fee Offsets							6,068
	Net Fee Due(4)							$5,563.52

(1)	Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement

(2)	Calculated pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s common shares as reported on the Nasdaq Capital Market on May 3, 2023, a date within 5 business days of filing this Registration Statement.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based upon the offering price of the underlying common shares as determined in accordance with Rule 457(c).

(4)	A registration fee of US$6,068 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on March 2, 2023 (No. 333-270203) (the “Prior Registration Statement”), pertaining to the registration of US$55,057,500 (converted from C$75,000,000 at an exchange rate of C$1.00=US$0.7341, which was the average daily exchange rate as reported by the Bank of Canada on February 24, 2023, a date within 5 business days of filing the Prior Registration Statement) of securities of the Registrant, of which none has been utilized. The Registrant withdrew its Prior Registration Statement on April 17, 2023. As the total filing fee required for this Registration Statement is US$13,357, taking into consideration the available offset of US$6,068 from the Prior Registration Statement, the Registrant has accordingly transmitted US$7,289 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
		Rule 457(p)
Fee Offset Claims	Electra Battery Materials Corporation	F-10	333-270203	March 2, 2023		$6,068	(1)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	$55,057,500	(2)
Fee Offset Sources	Electra Battery Materials Corporation	F-10	333-270203		March 2, 2023								$6,068	(1)

(1) This amount is based on US$55,057,500 of unsold securities (calculated based upon the average daily exchange rate reported by the Bank of Canada on February 24,2023, the date used to calculate the exchange rate for all securities sold, which was C$1.00=US$0. 7341), of which none has been utilized.

(2) The Registrant registered under the Prior Registration Statement such indeterminate number of Common Shares, Warrants, Subscription Receipts, Units or Debt Securities of the Registrant as shall have an aggregate initial offering price not to exceed US$55,057,500. No securities were sold under the Prior Registration Statement, and it was withdrawn on April 17, 2023.